CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT, AS AMENDED.
Exhibit 2.1

AMENDMENT TO LICENSE AND ASSET PURCHASE AGREEMENT
This AMENDMENT (“Amendment”) is entered into as of February 29, 2016 (the “Effective Date”) by and between Spectrum Pharmaceuticals Cayman, L.P. (“Purchaser”) and Bayer Pharma AG (“Bayer”).
RECITALS
A.Purchaser and Bayer are parties to that certain License and Asset Purchase Agreement, dated January 23, 2012 (the “Agreement”).
B.The Parties have decided to amend the Agreement as set forth herein.
IN CONSIDERATION of the mutual promises and covenants set forth below, the Parties agree to this Amendment as follows:
1.Defined Terms. The capitalized terms used but not defined herein have the respective meanings ascribed to them in the Agreement.
2.Amendment of Schedule 4.3.1. The first paragraph under the heading Royalty Rate shall be amended and restated in its entirety as follows:
“Royalty Rate
[***]% of Net Sales in all countries other than the [***] Countries (as defined below); provided, that the royalty rate on Net Sales in countries where Bayer had no prior sales, including but not limited to [***], shall be the royalty rate payable to [***] under the [***] as then in effect, but in no event in excess of [***]%.
Royalty rate on Net Sales in the [***] Countries shall be calculated by the corresponding amount of incremental, aggregated Net Sales in a calendar year as follows:

Net Sales in the [***] Countries in a Calendar Year	Royalty Rate
For that portion of Net Sales, in a calendar year, less than or equal to $[***]	[***]%
For that portion of Net Sales, in a calendar year, greater than $[***] but less than or equal to $[***]	[***]%
For that portion of Net Sales, in a calendar year, greater than $[***]	20%
Notwithstanding the foregoing, royalty rate on Net Sales in the [***] Countries where Bayer had no prior sales shall be the royalty rate payable to [***] under the [***] as then in effect.
For purposes of this Schedule 4.3.1, the term “[***] Countries” shall mean, subject to the following paragraph: [***].
A country shall become a [***] Country only with effect from the calendar quarter immediately following the calendar quarter in which: (a) Purchaser notifies Bayer that it has appointed a Sublicensee to market and sell Licensed Products in the relevant

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country; or (b) Bayer agrees, at its sole discretion, in writing that a country shall become a [***] Country.”
3.Continuing Effect. All references to the “Agreement” in the Agreement shall hereinafter refer to the Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. Sections or other headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment; and no provision of this Amendment shall be interpreted for or against any party because that party or its legal representative drafted the provision.
4.Counterparts. This Amendment may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SPECTRUM PHARMACEUTICALS CAYMAN, L.P.	BAYER PHARMA AG
By: Spectrum Pharmaceuticals International Holdings, LLC Its: General Partner	/s/ Dr. Sebastian Guth ppa. Dr. Sebastian Guth Head of Strategic Marketing
By: Spectrum Pharmaceuticals, Inc. Its: Managing Member	/s/ Sven Hauser ppa. Sven Hauser Head of Contract Business
By: /s/ Kurt A. Gustafson Name: Kurt A. Gustafson Title: Chief Financial Officer

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